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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):          March 25, 1999
                                                 ------------------------------

                          THE LEARNING COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

        1-12375                                          94-2562108
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(Commission File Number)                      (IRS Employer Identification No.)

One Athenaeum Street, Cambridge, Massachusetts                    02142
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(Address of principal executive offices)                       (Zip Code)

                                (617) 494-1200
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              Registrant's Telephone Number, Including Area Code

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.
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     In March 1998, The Learning Company, Inc. (the "Company") acquired
Mindscape, Inc. and certain affiliated companies ("Mindscape") for approximately $152 million in a business combination accounted for as a purchase. The Company allocated $103 million of the purchase price to in-process technology. The Company believes that the amount recorded as an in-process technology charge at the date of its acquisition was determined in a manner consistent with appraisal practices utilized at the time of the acquisition. Subsequent to the acquisition, in a letter dated September 9, 1998 to the American Institute of Certified Public Accountants, the Chief Accountant of the Securities and Exchange Commission (the "SEC") reiterated the views of the staff of the SEC (the "Staff") on certain appraisal practices employed in the determination of the fair value of the in-process technology and other intangible assets.

     The Company has had discussions with the Staff concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets as detailed in the September 9, 1998 letter from the Chief Accountant, and as a result of these discussions, the Company has implemented the methodology. The Company has restated its previously issued results to reflect the discussions with the Staff and to apply the appropriate guidance and policies. The purchase price of Mindscape has been allocated by the Company based upon the application of the recent guidance and certain of the Company's financial statements have been restated. After applying the guidance and policy, the allocation of the Mindscape purchase price was changed for in-process technology from $103 million to $40 million; for complete and core technology from $13 million to $22 million; and for brands and trade names from $30 million to $38 million, resulting in a change to goodwill from $9.85 million to $55.85 million.

     The Company is filing today with the SEC the following reports to reflect its restatement:

     1. Form 10-Q/A, Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998;

     2. Form 10-Q/A, Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended July 4, 1998;

     3. Form 10-Q/A, Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended October 3, 1998;

     4. Form 8-K/A, Amendment No. 5 to Current Report on Form 8-K, dated March 27, 1998; and

                                      -2-
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     5. Form 8-K/A, Amendment No. 3 to Current Report on Form 8-K, dated August
        31, 1998.


                                      -3-
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 25, 1999               THE LEARNING COMPANY, INC.
                                    (Registrant)


                              By: /s/ R. Scott Murray
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                                  R. Scott Murray
                                  Executive Vice President and
                                  Chief Financial Officer